    As filed with the Securities and Exchange Commission on December 22, 2003
                                            Registration Statement No. 333-75488
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                             STUDENT ADVANTAGE, INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

          DELAWARE                                               04-3263743
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                280 SUMMER STREET
                           BOSTON, MASSACHUSETTS 02210
                                 (617) 912-2000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                              RAYMOND V. SOZZI, JR.
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             STUDENT ADVANTAGE, INC.
                                280 SUMMER STREET
                           BOSTON, MASSACHUSETTS 02210
                                 (617) 912-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:
                            PETER N. HANDRINOS, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                               TEL: (617) 526-6000
                               FAX: (617) 526-5000

     Approximate date of commencement of proposed sale to public: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-_______.


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     If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-__________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------


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                                EXPLANATORY NOTE

     Pursuant to a Registration Statement on Form S-3 (File No. 333-75488) (the "Registration Statement"), Student Advantage, Inc. (the "Company"), registered an aggregate of 30,715 shares (as adjusted to give effect to the one-for-ten reverse split of the Company's common stock, $0.01 par value per share (the "Common Stock"), on each of June 28, 2002 and June 30, 2003) of Common Stock (the "Shares") for the account of Reservoir Capital Partners, L.P. ("Partners"), Reservoir Capital Master Fund, L.P. ("Master Fund"), Reservoir Capital Associates, L.P. ("Associates" and, together with Partners and Master Fund, "Reservoir") and Devin A Schain. The Shares consisted of 2,500 shares of Common Stock issued to Mr. Schain in connection with the acquisition by the Company of OCM Enterprises, Inc. on June 25, 2001 and 28,215 shares of Common Stock which were issuable to Reservoir upon exercise of warrants to purchase Common Stock (the "Warrants") issued to Reservoir in connection with its provision of a credit facility to the Company on June 25, 2001. The Registration Statement was declared effective on December 21, 2001.

     The Company's obligation to keep the Registration Statement effective has terminated. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering the remaining 28,215 (post-split) shares of Common Stock that were not sold under the Registration Statement.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on December 22, 2003.

                                      STUDENT ADVANTAGE, INC.


                                      By: /s/ Raymond V. Sozzi, Jr.
                                          --------------------------------------
                                          Raymond V. Sozzi, Jr.
                                          Chairman of the Board, President and
                                          Chief Executive Officer


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                       Title                         Date
       ---------                       -----                         ----


/s/ Raymond V. Sozzi, Jr.     Chairman of the Board,           December 22, 2003
--------------------------    President and Chief Executive
Raymond V. Sozzi, Jr.         Officer (Principal Executive
                              Officer)


/s/ Sevim M. Perry            Vice President, Finance,         December 22, 2003
--------------------------    Chief Financial Officer
Sevim M. Perry                and Treasurer (Principal
                              Financial and Accounting
                              Officer)


         *                    Director                         December 22, 2003
--------------------------
John M. Connolly


         *                    Director                         December 22, 2003
--------------------------
William S. Kaiser


         *                    Director                         December 22, 2003
--------------------------
Marc J. Turtletaub


         *                    Director                         December 22, 2003
--------------------------
Charles E. Young



* By: /s/ Raymond V. Sozzi, Jr.
      ---------------------------------
      Raymond V. Sozzi, Jr.
      Attorney-in-Fact